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Research Trading
Investment Banking



Project Grill

Summary Valuation Analysis

August 6, 2009

Private & Confidential

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Disclosure - Privileged and Proprietary

The information contained in this presentation, including any and all discussions, views, opinions and financial advice expressed or communicated by B. Riley & Co., LLC ("B. Riley") is privileged, proprietary and highly confidential. It has been prepared by B. Riley for the sole benefit of the Special Committee of Project Grill and as such may not be referred to, shared or disseminated without the expressed written consent of B. Riley.

The following summary valuation analysis ("Analysis") is a preliminary draft and is subject to modification. In developing this Analysis, B. Riley relied upon certain information and assumptions provided by Project Grill's senior management and Special Committee. These assumptions are subject to change, and may modify B. Riley's Analysis accordingly. The Analysis is related to B. Riley's preliminary financial advisory services to the Special Committee and does not represent a financial analysis or supplemental analysis associated with a fairness opinion.

DRAFT

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Investment Activities

Project Grill
Summary Valuation Analytics
DRAFT

	Low	Mean	High
Restaurant Operations Equity Value Range:	$16,470,792	$18,543,942	$21,309,121
Holdco Investments Net Equity Value Range:	$729,644	$729,644	$729,644
Western Properties Net Equity Value Range:	$1,368,054	$1,368,054	$1,368,054
Western Acquisitions Net Equity Value Range:	$13,807,183	$13,807,183	$13,807,183
Mustang Capital Advisors Net Equity Value Range:	$585,347	$768,265	$867,605
Consolidated Equity Value Range	$32,961,019	$35,217,087	$38,081,606
Project Grill Shares Outstanding	2,831,884	2,831,884	2,831,884
Price Per Share	$11.64	$12.44	$13.45

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Restaurant Operations

Project Grill
Restaurant Operations Valuation Framework
DRAFT

Methodology		Enterprise Value Range Low	Enterprise Value Range Mean	Enterprise Value Range High
Discounted Cash Flow Analysis		$18,938,809	$20,544,535	$22,486,915
Precedent M&A Transaction Analysis		$13,762,803	$15,767,598	$19,041,107
Public Company Market Multiple Analysis		$13,123,392	$15,897,679	$19,897,057

Analysis Weighting	Weight	Enterprise Value Range Low	Enterprise Value Range Mean	Enterprise Value Range High
Discounted Cash Flow Analysis	60.0%	$11,363,285	$12,326,721	$13,492,149
Precedent Transactions	-	-	-	-
Public Company Comparables	40.0%	$5,249,357	$6,359,072	$7,958,823
Weighted Average Enterprise Value Range:		$16,612,642	$18,685,792	$21,450,972

Methodology		Equity Value Range Low	Equity Value Range Mean	Equity Value Range High
Discounted Cash Flow Analysis		$18,570,416	$20,176,141	$22,118,521
Precedent M&A Transaction Analysis		$13,960,767	$15,965,562	$19,239,071
Public Company Market Multiple Analysis		$13,321,356	$16,095,643	$20,095,021

Analysis Weighting	Weight	Equity Value Range Low	Equity Value Range Mean	Equity Value Range High
Discounted Cash Flow Analysis	60.0%	$11,142,249	$12,105,685	$13,271,113
Precedent Transactions	-	-	-	-
Public Company Comparables	40.0%	$5,328,543	$6,438,257	$8,038,008
Weighted Average Equity Value Range:		**$16,470,792**	**$18,543,942**	**$21,309,121**

Investment Activities

Project Grill
Investment Activities: Pro-Forma Balance Sheet
As of June 30, 2009
DRAFT

Consolidated Financial Position

	Economic Interest of HoldCo*	Mark-to-Market Values		
		Mark-to-Market Value	Mark-to-Market Redeemable Noncontrolling Interest	HoldCo Residual Economic Interest, Mark-to-Market
Investment Assets				
Cash and cash equivalents	37.71%	$6,954	$4,331	$2,622
Money Market Investments	4.18%	$2,998,881	$2,873,606	$125,275
Investment in Real Estate*	100.00%	$3,745,152	-	$3,745,152
Investments in Marketable Securities	57.31%	$25,402,364	$10,137,224	$15,265,140
Other assets	82.67%	$187,246	$32,455	$154,791
Total Investment Assets		**$32,340,596**	**$13,047,616**	**$19,292,981**
Investment Liabilities				
Margin Loan Balances	57.31%			
Linnartz Purchase Obligation	100.00%	$479,023	-	$479,023
Accrued Expenses and other liabilities	56.56%	$124,544	$54,106	$70,438
Real Estate Note Payable	100.00%	$2,377,098	-	$2,377,098
Total Investment Liabilities		$2,980,665	$54,106	$2,926,559
Redeemable Noncontrolling Interests (RNI)			**$12,993,509**	
Net Equity in Investment Assets				**$16,366,422**

Investment Activities

Project Grill
Investment Activities: Pro-Forma Balance Sheet
As of June 30, 2009
DRAFT

Segment Breakdown	Economic Interest of HoldCo*	Mark-to-Market Values		
		Mark-to-Market Value	Mark-to-Market Redeemable Noncontrolling Interest	HoldCo Residual Economic Interest, Mark-to-Market
HOLDCO INVESTMENTS - 100% Claim				
Cash and money market investments	100.00%	$395	-	$395
Mark-to-market value of public holdings:				
ITEX Corp. C/S - ITEX.OB	100.00%	$1,192,941	-	$1,192,941
Precision Auto Care C/S - PACI.PK	100.00%	$12,600	-	$12,600
Good Times Restaurants C/S - GTIM	100.00%	$781	-	$781
Jack in the Box C/S - JACK	100.00%	$2,345	-	$2,345
HOLDCO POSITION VALUES		**$1,208,667**	-	**$1,208,667**
Other assets	100.00%	-	-	
Margin loan balance	100.00%	-	-	-
Linnartz Put Obligation - Total Value	100.00%	$479,023	-	$479,023
Net Asset Value				**$729,644**
WESTERN PROPERTIES - 100% Claim				
Investment in Real Estate	100.00%	$3,745,152	-	$3,745,152
Real Estate Note Payable	100.00%	$2,377,098	-	$2,377,098
Net Asset Value				**$1,368,054**
WESTERN ACQUISITIONS - 85.11% Claim				
Cash and money market investments	85.11%	$2,414	$359	$2,055
Markt-to-market value of public holdings:				
Emerson Radio Corp C/S - MSN	85.11%	$86,762	$12,919	$73,843
Steak N' Shake C/S - SNS	85.11%	$16,032,584	$2,387,252	$13,645,333
WESTERN ACQUISITION POSITION VALUES		$16,119,347	$2,400,171	$13,719,176
Other assets	85.11%	$181,594	$27,039	$154,555
Margin loan balance	85.11%	-	-	-
Other Liabilities	85.11%	$80,604	$12,002	$68,602
CONTRIBUTION TO RNI			**$2,415,567**	
Net Asset Value				**$13,807,183**

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Investment Activities

Project Grill
Investment Activities: Pro-Forma Balance Sheet
As of June 30, 2009
DRAFT

Segment Breakdown

	Economic Interest of HoldCo*	Mark-to-Market Value	Mark-to-Market Redeemable Noncontrolling Interest	HoldCo Residual Economic Interest, Mark-to-Market
		Mark-to-Market Values		
MUSTANG CAPITAL ADVISORS - 2.14% Claim*				
Cash	4.18%	$4,145	$3,972	$173
Money Market Investments	4.18%	$2,998,881	$2,873,606	$125,275
Markt-to-market value of public holdings:				
O I Corp C/S - OICO	4.18%	$1,393,060	$1,334,866	$58,194
Furmanite Financial Group C/S - FRM	4.18%	$1,240,000	$1,188,200	$51,800
Matrix Services C/S - MTRX	4.18%	$559,854	$536,466	$23,387
Team C/S - TISI	4.18%	$733,834	$703,179	$30,655
Chemung Financial C/S - CHMG	4.18%	$435,204	$417,024	$18,180
Trinity Bank C/S - TYBT	4.18%	$1,500,000	$1,437,339	$62,661
Dycom Industries - DY	4.18%	$605,000	$579,727	$25,273
Jacobs Engineering - JEC	4.18%	$845,600	$810,276	$35,324
US Bancorp - USB	4.18%	$494,250	$473,603	$20,647
Primoris Services - PRIM	4.18%	$48,174	$46,162	$2,012
Hallmark Financial C/S - HALL	4.18%	$219,375	$210,211	$9,164
MUSTANG POSITION VALUES		$8,074,350	$7,737,053	$337,298
Other assets	4.18%	$5,652	$5,416	$236
Margin loan balance	4.18%	-	-	-
Other Liabilities	4.18%	$43,940	$42,104	$1,836
CONTRIBUTION TO RNI			$10,577,942	
Net Asset Value				$460,674

*Economic claim of Holdco is 2.14% but 4.18% is being consolidated, with Linnartz minority interest backed out in "Other Liabilites"

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Investment Activities

Project Grill
Mustang Capital Advisors Valuation Framework
DRAFT

M&A Transaction Based Comparables Valuation
($'000)

Date	Target	Buyer	Transaction Value	Assets Under Management	% of AUM
1/7/2009	Deephaven Cap. Mgt.	Stark Invests.	$44,670	$4,240,000	1.05%
7/7/2008	J&W Seligman	Ameriprise	$432,000	$18,000,000	2.40%
2/28/2008	National Invsts Serv.	Titanium Asset Mgt.	$35,630	$3,000,000	1.19%
				Average:	1.55%

Publicly-Traded Comparables Valuation
($'000)

Name	Ticker	Equity Value	Enterprise Value	Assets Under Management	EV % of AUM	LTM Revenue	EV/LTM Revenue
Affiliated Managers	AMG	$2,827,400	$3,949,700	$178,700,000	2.21%	$893,900	4.42x
Brookfield Asset Mgt.	BAM	$12,675	$60,107	$50,000,000	0.12%	$13,629	4.41x
BlackRock	BLK	$26,002,400	$25,492,400	$1,283,000,000	1.99%	$4,393,000	5.80x
Calamos Asset Mgt.	CLMS	$279,000	$282,800	$23,500,000	1.20%	$295,300	0.96x
Fortress Invests Grp	FIG	$578,900	$1,209,700	$26,538,000	4.56%	$653,200	1.85x
Federated Investors	FII	$2,618,200	$2,734,000	$401,800,000	0.68%	$1,225,200	2.23x
GLG Partners	GLG	$1,006,100	$1,356,500	$19,094,000	7.10%	$415,300	3.27x
Och-Ziff Cap. Mgt	OZM	$821,700	$1,713,000	$21,500,000	7.97%	$553,700	3.09x
Pzena Invest. Mgt.	PZN	$64,700	$64,900	$10,100,000	0.64%	$71,000	0.91x
Virtus Invsts. Part.	VRTS	$91,500	$126,900	$20,800,000	0.61%	$154,000	0.82x
				Average:	2.71%		2.78x

Mustang Capital Valuation

		Overall		Grill Economic Interest	
		Transaction Value	Public Comp Value	Transaction Value	Public Comp Value
August 5, 2009 AUM:	$45,894,561	$710,020	$1,243,010	$355,010	$621,505
Annual Revenue	$458,946	N/A	$1,274,536	N/A	$637,268
		Average	$1,075,855	Average	$537,928